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     THIS GUARANTY, made as of this 1st day of May, 1996, by PAINE WEBBER GROUP
INC., a Delaware corporation having an office at 1285 Avenue of the Americas, New York, New York 10019 (the "Guarantor"), in favor of 1285 ASSOCIATES LIMITED PARTNERSHIP, having an office c/o Equitable Real Estate Investment Management, Inc., 101 Park Avenue, New York, New York 10178 ("Landlord").

                              W I T N E S S E T H :

     WHEREAS, Landlord has entered into a lease (the "Lease") dated as of the date hereof with PAINEWEBBER INCORPORATED ("Tenant"), whereby Landlord leases and Tenant hires certain premises (the "Premises") located at 1285 Avenue of the Americas, New York, New York (the "Building"), as more particularly described in the Lease, for a term as provided therein; and

     WHEREAS, as an inducement to Landlord to enter into the Lease, Tenant covenanted to procure and deliver to Landlord a Guaranty by Guarantor of all of Tenant's payment obligations under the Lease as hereinafter provided;

     NOW, THEREFORE, in satisfaction of the aforesaid covenant of Tenant and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the Guarantor covenants and agrees as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease):

  1. Guaranty of Lease.

     The Guarantor hereby guarantees to Landlord the performance by Tenant of all of its obligations under the Lease, including, without limitation, the payment by Tenant, when due, of all installments of Fixed Rent and Escalation Rent and any other charges or items of Rental under the Lease ("Tenant's Obligations").

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  2. Absolute, Unconditional Guaranty.

     This Guaranty is an absolute, present, primary, continuing and unconditional Guaranty of Tenant's Obligations and, without limitation, is in no way conditioned or contingent upon any effort or attempt to seek payment from or performance by Tenant or upon any other condition or contingency except as herein expressly provided. If Tenant at any time fails to pay any amount arising under or in connection with the Lease, the Guarantor shall, without release of Tenant, be primarily and directly liable to Landlord for, complete payment of such amounts. Landlord is not and shall not be required to first pursue any right or remedy against or seek any redress from Tenant or any other person, firm or corporation or to first take any action whatsoever with respect to the Premises.

  3. Justifiable Reliance.

     The Guarantor makes this Guaranty knowing that Landlord will rely hereon in leasing the Premises to Tenant. The Guarantor conclusively acknowledges that Landlord's reliance hereon is in every respect justifiable.

  4. Warranty and Covenant of Guarantor.

     The Guarantor hereby represents and warrants to Landlord that the provisions of this Guaranty are binding and enforceable upon the Guarantor in accordance with its terms except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors rights from time to time in effect.

  5. Obligations Not Affected.

     The obligations and liability of the Guarantor hereunder with respect to Tenant's Obligations shall not be impaired, abated, deferred, diminished, modified or otherwise affected by any event, condition, occurrence, circumstance, proceeding, action or failure to act whatsoever (whether or not any such event, condition, occurrence, circumstance, proceeding, action or failure to act is detrimental or adverse with respect to the Guarantor), including (but

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not limited to): (a) any renewal, amendment, extension or modification of, or addition or supplement, to the Lease ("Lease Revision") (all of which shall be binding upon and enforceable against the Guarantor); (b) any modification, compromise, settlement, adjustment or extension of Tenant's Obligations or Tenant's liability under the Lease; (c) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of Landlord in enforcing the obligations of Tenant or of the Guarantor or otherwise in connection with the Lease or the Premises; (d) any default by Tenant under the Lease or of the Guarantor hereunder; (e) any bankruptcy, insolvency, reorganization, arrangement, composition, liquidation, rehabilitation, or similar or dissimilar proceeding or circumstance involving or affecting Tenant (any limitation on or discharge of the liability of Tenant in such proceeding shall not diminish, limit, impair, abate, deter, modify or otherwise affect the liability of the Guarantor); (f) any assignment, conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interest of Tenant in the Lease or the Premises; and (g) any action taken or omitted to be taken by or on behalf of Landlord with respect to the Lease or the Premises in accordance with the terms of the Lease, including any dispossess, eviction or other proceeding or remedy and any release, compromise or settlement in connection therewith. Notwithstanding anything contained in this paragraph 5 to the contrary, a Lease Revision which increases Tenant's Obligations shall not be binding upon the Guarantor if such Lease Revision was entered into by the then Landlord under the Lease with any company, person or entity to which the Tenant named herein assigns the Lease or with any subsequent assignee, provided such assignee or subsequent assignee, as the case may be, is not a Related Entity having a 100% control relationship to the Tenant named herein (i.e., a wholly owned subsidiary or parent entity), as determined in accordance with Section 12.4(A) of the Lease, provided however, this Guaranty shall continue to be applicable to all Tenant's Obligations other than those created by the Lease Revision.

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  6. Recovery Against the Guarantor.

     The Guarantor may be joined in any action, suit or proceeding commenced by Landlord against Tenant based upon or in connection with Tenant's Obligations. Recovery may be had against the Guarantor in such an action, suit or proceeding or in an independent action, suit or proceeding without any requirement that Landlord first or simultaneously assert, prosecute or exhaust any right, power or remedy against Tenant or with respect to the Premises.

  7. Costs of Enforcement.

     The Guarantor shall reimburse Landlord for all out-of-pocket costs and expenses (including reasonable counsel fees and disbursements) incurred by or on behalf of Landlord in enforcing the obligations or liabilities of the Guarantor hereunder, provided Landlord is successful in the action against either Tenant or the Guarantor hereunder; but if Landlord is not successful, then Landlord shall reimburse the Guarantor for all out-of-pocket costs and expenses (including reasonable counsel fees and disbursements) incurred by or on behalf of the Guarantor in the defense against Landlord's action.

  8. Waiver.

     The Guarantor absolutely and unconditionally waives all requirements of diligence and all notices, subject to Landlord's obligation to give all notices required to be given under the Lease, and consents which may be necessary, whether by statute, rule of law or otherwise, to charge the Guarantor or to preserve Landlord's rights and remedies against the Guarantor hereunder, including but not limited to notice of any of the matters referred to in Paragraph 5 hereof.

  9. Assignment by Landlord.

     Landlord shall have the unconditional and unrestricted right to assign, transfer or otherwise dispose of its interest in the Lease in connection with a transfer of Landlord's interest in the Building or the portion of such interest which includes the entire Premises. Any such

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assignment, transfer or other disposition shall not in any respect impair, diminish, modify or otherwise affect the obligations and liabilities of the Guarantor hereunder.

  10. Duration.

     This Guaranty shall remain in full force and effect in favor of Landlord and its heirs, legal representatives, successors and assigns until all Tenant's Obligations have been fully complied with in accordance with the terms of the Lease at which time this Guaranty shall be deemed to be null, void and at no further force or effect.

  11. Amendment.

     No right or benefit in favor of Landlord shall be deemed waived, no obligation or liability of the Guarantor hereunder shall be deemed modified, diminished, released, compromised, extended, discharged or otherwise affected, and no provision or term hereof may be amended, modified or otherwise changed except by an instrument in writing, specifying the same, duly executed by Landlord.

  12. Assigns.

     This Guaranty and all rights and obligations hereunder shall inure to the benefit of Landlord and its legal representatives, successors and assigns as set forth in Paragraph 9 above and shall be binding on the Guarantor and its successors and assigns.

  13. Applicable Law.

     This Guaranty shall be construed and enforced in accordance with the laws of the State of New York.

  14. No Immunity from Prosecution.

     Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, in the event Landlord brings any suit, action or proceeding in New York or any other proper jurisdiction to enforce any obligation or liability of Guarantor

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arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

  15. Consent to Service.

     Guarantor hereby (a) irrevocably consents and submits to the jurisdiction of any federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Guarantor concerning any matters arising, directly or indirectly, out of, or relating to, this Guaranty; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such act or proceeding; and (c) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in the State of New York or any other jurisdictions by suit on the judgments or in any manner provided by law and expressly consents to the affirmation of the validity of any such judgment by the courts of the State of New York or any other jurisdiction so as to permit execution thereon. To the extent permitted under applicable law, this consent to personal jurisdiction shall be self operative and no further instrument or action, other than service or process, or as otherwise permitted by law, shall be necessary to confer jurisdiction upon the person of Guarantor in any such court.

  16. Disaffirmance or Rejection.

     If, at any time, the Lease shall be disaffirmed or rejected in any proceeding of the types described in Article 12 of the Lease, or in any similar proceeding, or in the event of termination of the Lease by reason of any such proceeding as provided in the Lease, Guarantor shall remain liable for the payment of all Tenant's Obligations from and after the date of such disaffirmance, rejection or termination, to the same extent as if the Lease had not been disaffirmed, rejected or terminated as aforesaid.


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     IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date first above mentioned.

                                                   PAINE WEBBER GROUP INC.


                                                   By:__________________________









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